UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 6, 2006

Date of report (Date of earliest event reported)

BUCA, INC.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-25721	41-1802364
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Nicollet Mall, Suite 5003 Minneapolis, Minnesota	55403
(Address of Principal Executive Offices)	(Zip Code)

Telephone Number: (612) 225-3400

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 6, 2006, BUCA, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with John T. Bettin, appointing him to serve as President of the Company, such appointment to be effective on or about October 9, 2006. Upon execution of the Employment Agreement, the Company also granted to Mr. Bettin a stock option (the “Option”) to purchase an aggregate of 200,000 shares of Company common stock at an exercise price of $5.38.

A copy of the Employment Agreement is attached as Exhibit 10.1 to this report and a copy of the Option Agreement is attached as Exhibit 10.2 to this report, each of which is incorporated herein by reference. The material terms of the Employment Agreement and the Option Agreement are described under Item 5.02 of this report and are incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 6, 2006, BUCA, Inc. issued a press release announcing the appointment of John T. Bettin (51 years old) to serve as President of the Company, such appointment to be effective on or about October 9, 2006.

In connection with this appointment, the Company entered into an Employment Agreement with Mr. Bettin having an initial employment term running through September 30, 2009. Unless terminated at least 90 days prior to the end of any term, the Employment Agreement automatically renews for successive one-year terms. The Employment Agreement provides for an annualized base salary of $350,000 in 2006. Mr. Bettin also is eligible for annual incentive bonuses up to a maximum of 50% of his base salary upon the Company obtaining certain annual performance targets. For 2006, Mr. Bettin’s bonus will be prorated to the date he assumes the title of President. The Employment Agreement provides that if Mr. Bettin is terminated without cause or, after a change in control, Mr. Bettin resigns because of a substantial reduction or alteration in his duties, base salary or for certain other reasons, Mr. Bettin will receive a severance payment equal to his base salary for the greater of 12 months and the number of months left prior to the end of the current employment term. Mr. Bettin will receive similar payments if termination occurs because of his death or disability. Any such severance payment would be made on a monthly basis over that number of months used in determining the severance payment. However, if Mr. Bettin is terminated without cause, such payments would cease if at any time during the payment period following such termination he accepts other employment. The Employment Agreement also provides Mr. Bettin with certain benefits, including an allowance of $100,000 and a $1,000 per month car allowance. The Employment Agreement contains confidentiality, noncompete and nonsolicitation covenants from Mr. Bettin.

Upon execution of the Employment Agreement, the Company also granted to Mr. Bettin the Option. The Option has a term of 10 years and will vest with respect to 40,000 shares on each of the first five anniversaries of the date of the Option.

A copy of the press release is attached as Exhibit 99.1 to this report, a copy of the Employment Agreement is attached as Exhibit 10.1 to this report, and a copy of the Option Agreement is attached as Exhibit 10.2 to this report, each of which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

10.1	Employment Agreement, dated as of September 6, 2006, by and between BUCA, Inc. and John T. Bettin

10.2	Non-Qualified Stock Option Agreement, dated as of September 6, 2006, by and between BUCA, Inc. and John T. Bettin

99.1	Press Release, dated September 6, 2006

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2006	BUCA, INC.
(Registrant)

	By	/s/ Richard G. Erstad
Richard G. Erstad
General Counsel and Secretary